EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 624-5114

Board of Directors
C-Chip Technologies Corporation
Montreal, Quebec
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated July 28, 2002, on the financial statements of Keyston Mines Limited (now known as C-Chip Technologies Corporation) as of June 30, 2002, for filing with and attachment to the Form S-8.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

April 21, 2003